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                                                                  Exhibit 21


                       EMONS TRANSPORTATION GROUP, INC.
                            Listing of Subsidiaries



                                                                                             State of
                      Subsidiary                                                           Incorporation
---------------------------------------------------                                        -------------
  Emons Finance Corp.                                                                         Delaware

  Emons Industries, Inc.                                                                      New York

  Emons Logistics Services, Inc.                                                              Delaware

  Emons Railroad Group, Inc.                                                                  Delaware

     St. Lawrence & Atlantic Railroad Company                                                 Delaware
       SLR Leasing Corp.                                                                      Delaware
     Yorkrail, Inc.                                                                           Delaware
     Penn Eastern Rail Lines, Inc.                                                            Delaware
     St. Lawrence & Atlantic Railroad (Quebec) Inc.                                        Quebec, Canada

  Maine Intermodal Transportation, Inc.                                                       Delaware

  Maryland and Pennsylvania Railroad Company                                                 Pennsylvania